Exhibit 10.17

EIGHTH AMENDMENT TO MASTER LEASE
THIS EIGHTH AMENDMENT TO MASTER LEASE (this “Amendment”) is being entered into as of the 20th day of November, 2018 (the "Effective Date"), by and between Landlord and Tenant, as more fully set forth herein, and shall amend that certain Master Lease, dated November 1, 2013, as amended to the date hereof (collectively, the “Master Lease”), by and among GLP Capital, L.P. (together with its permitted successors and assigns, “Landlord”) and Penn Tenant, LLC (together with its permitted successors and assigns, “Tenant”), pursuant to which Tenant leases certain Leased Property, as further defined in the Master Lease (the “Existing Leased Property”). Landlord and Tenant each desire to remove certain portions of the Existing Leased Property as identified and defined in Annex A attached hereto and incorporated herein (the “Removed Leased Property”) from the terms, covenants and conditions of the Master Lease. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.

BACKGROUND:
WHEREAS, Landlord and Tenant each desire to amend the Master Lease as more fully described herein.
NOW, THEREFORE, in consideration of the provisions set forth in the Master Lease as amended by this Amendment, including, but not limited to, the mutual representations, warranties, covenants and agreements contained therein and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby respectively acknowledged, and subject to the terms and conditions thereof and hereof, the parties, intending to be legally bound, hereby agree that the Master Lease shall be amended as follows:
ARTICLE I
REMOVAL OF REMOVED LEASED PROPERTY

1.1    Exhibit B to the Master Lease is hereby amended to remove the description of the Removed Leased Property as set forth in Annex A attached hereto and incorporated hereby by this reference from the description of the Land.
Article I

ARTICLE II
AMENDMENT TO MEMORANDUM OF LEASE

Landlord and Tenant shall enter into an amendment to any memorandum of lease which may have been recorded in accordance with Article XXXIII of the Master Lease against the Removed Leased Property, in form suitable for recording in the county or other application location in which a Removed Leased Property is located which amendment is pursuant to this Amendment. Landlord shall pay all costs and expenses of recording any such amendment to memorandum.

ARTICLE III
AUTHORITY TO ENTER INTO AMENDMENT

Each party represents and warrants to the other that: (i) this Amendment and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Amendment and the Master Lease, as amended hereby, within the State(s) where any portion of the Leased Property is located, and (iii) neither this Amendment, the Master Lease, as amended hereby, nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.
ARTICLE IV
MISCELLANEOUS

4.1    Brokers. Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Amendment, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant. Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Amendment, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

4.2    Costs and Expenses; Fees. Each party shall be responsible for and bear all of its own expenses incurred in connection with pursuing or consummating this Amendment and the transactions contemplated by this Amendment, including, but not limited to, fees and expenses, legal counsel, accountants, and other facilitators and advisors.

4.3    Choice of Law and Forum Selection Clause. This Amendment shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive Laws of the State of New York without regard to the conflict of law principles thereof or of any other jurisdiction.

4.4    Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

4.5    No Further Modification. Except as modified hereby, the Master Lease remains in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.

LANDLORD:

GLP CAPITAL, L.P.

By: /s/ Brandon J. Moore
Name: Brandon J. Moore
Title: Senior Vice President, General Counsel and Secretary

TENANT:

PENN TENANT, LLC

By: /s/ Carl Sottosanti
Name: Carl Sottosanti
Title: Executive Vice President, General Counsel and Secretary

ANNEX A

LEGAL DESCRIPTIONS REMOVED FROM EXHIBIT B
From Hollywood Casino St. Louis:
(See attached)

PROPERTY DESCRIPTION
A tract of land being part of Adjusted Amended Lot 1 and Adjusted Lot 1A of the Subdivision Plat of Amended Lot 1 and Lot 1A of the Subdivision of Consolidated Lot 1 of Riverside Center, according to the plat as recorded in Plat Book 355, Page 371 through 373, Adjusted Lot 2 of Riverside Center Consolidated Plat, according to the plat as recorded in Plat Book 355, Pages 20 through 23 and Lot 4A of the Subdivision of Lot 4 of Riverside Center, according to the plat as recorded in Plat Book 360, Page 29, located In U.S. Survey 2040, Township 46 North, Range 5 East of The Fifth Principal Meridian, City Of Maryland Heights, St. Louis County, Missouri being more particularly described as follows:
Beginning at the northwest corner of Re-Adjusted Lot 2, said point also being located on the eastern line of Casino Drive, a 100 feet wide private roadway, said point also being located on a curve to the left having a radius of 625.00 feet; thence northwesterly along said curve with an arc length of 16.61 and a chord which bears North 43 degrees 17 minutes 20 seconds West, 16.61 feet; thence departing last said curve, North 44 degrees 11 minutes 25 seconds East, 585.02 feet to a common corner of above said Adjusted Amended Lot 1 and Re-Adjusted Lot 2, said point also being located on a non-tangential curve to the right having a radius of 45.00 feet; thence along the common lines of above said Adjusted Amended Lot 1 and Re-Adjusted Lot 2 the following: along last said curve with an arc length of 6.23 feet and a chord which bears South 27 degrees 20 minutes 50 seconds East, 6.22 feet to a point of tangency and South 23 degrees 23 minutes 00 seconds East, 232.59 feet to the north line of said Re-Adjusted Lot 2; thence along said north line, South 66 degrees 37 minutes 00 seconds West, 535.55 feet to the POINT OF BEGINNING. Containing 68,847 square feet or 1.581 acres, more or less according to calculations performed by Stock & Associates Consulting Engineers, Inc. on September 26, 2018, revised October 10, 2018.